UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2023
_______________________

Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	338-2200
State or Other Jurisdiction of Incorporation:			Idaho

Former name, former address and former fiscal year, if changed since last report:				None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 7.01 Regulation FD Disclosure.

On June 1, 2023, IDACORP, Inc. ("IDACORP"), the parent company of Idaho Power Company ("Idaho Power"), issued a press release relating to a general rate case filed on that date by Idaho Power with the Idaho Public Utilities Commission ("IPUC"). The press release includes details on how to access via Idaho Power's website the rate application and the direct testimony and exhibits that accompany the application. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Idaho Public Utilities Commission Power Cost Adjustment Order

On April 14, 2023, Idaho Power made its annual power cost adjustment (“PCA”) filing with the IPUC. The PCA tracks Idaho Power’s actual net power supply costs (primarily fuel and purchased power less off-system sales) and compares these amounts to net power supply costs currently being recovered in retail rates. In its application, Idaho Power requested a $200.2 million increase to current PCA rates, effective for the period from June 1, 2023 to May 31, 2024. On May 31, 2023, the IPUC issued an order approving Idaho Power's requested PCA rate increase with certain modifications. In its order, the IPUC directed Idaho Power to spread recovery of the approximately $190 million deferral balance component of the PCA over a two-year period, resulting in a total PCA increase of $105.1 million, beginning June 1, 2023.

Idaho General Rate Case Application

On June 1, 2023, Idaho Power filed a general rate case and proposed rate schedules with the IPUC, Case No. IPC-E-23-11. The filing is based on a 2023 test year and requests approximately $111 million in additional Idaho jurisdiction annual revenues, which is net of a corresponding proposed PCA decrease of $173.4 million and a reduction to annual energy efficiency rider collection of $3.5 million. If approved, this request would result in an 8.61 percent overall average net base rate increase for Idaho Power's Idaho customers. The filing requests an authorized rate of return on equity of 10.4 percent with an Idaho retail rate base of approximately $3.9 billion, which is not inclusive of rate base associated with Idaho Power's jointly-owned coal facilities, the costs of which are recovered under separate rate mechanisms. In its application, Idaho Power proposed a capitalization structure of approximately 49 percent long-term debt and 51 percent common stock equity. Idaho Power included an average cost of debt of 4.895 percent, and an overall cost of capital of 7.7 percent.

In addition, Idaho Power's filing requests, among other items:

•Approval of modifications to the PCA necessary to support the transfer of certain base level net power supply costs from the PCA to base rates;
•Approval of modifications to the energy efficiency rider necessary to support the transfer of energy efficiency labor-related cost collection from the annual energy efficiency rider into base rates;
•Approval of modifications to the fixed cost adjustment ("FCA") mechanism necessary to support Idaho Power's proposed rate designs;
•Authorization of continued deferral of incremental vegetation management and insurance costs in 2024 and beyond as measured from a new base level of costs established in the general rate case;
•Authorization to increase collection of an incremental $18 million annually on Idaho Power’s regulatory asset associated with its defined benefit pension plan contributions;
•Authorization of a rate increase mitigation measure, in lieu of increasing base rates, to (1) move an estimated $45 million of investment tax credits (ITCs), including from certain in-development battery storage projects, to the existing accumulated deferred investment tax credit (ADITC)/revenue sharing mechanism , and (2) increase the existing $25 million maximum allowed annual additional accelerated ADITC amortization amount under the mechanism by a dollar amount of ITCs equal to the actual revenue requirement of those battery storage projects in any applicable year;
•Authorization to defer and amortize annual differences between certain periodic maintenance costs at the Langley Gulch and Bennett Mountain natural gas-fired power plants; and

•Approval of a proposed residential price modernization plan.

Idaho Power is unable to predict the outcome of the general rate case. Idaho Power anticipates that new rates, if approved by the IPUC, would become effective on or after January 1, 2024.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "could," "estimates," "expects," "intends," "potential," "plans," "predicts," "preliminary," "projects," "may," "may result," "may continue," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties that may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors set forth in this Current Report on Form 8-K, IDACORP's and Idaho Power's most recent Annual Report on Form 10-K, particularly Part I, Item 1A - "Risk Factors" and Part II, Item 7 - "Management’s Discussion and Analysis of Financial Condition and Results of Operations" of that report, subsequent reports filed by IDACORP and Idaho Power with the U.S. Securities and Exchange Commission (SEC), and the following important factors pertaining to a general rate case application: (a) decisions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission that impact Idaho Power's ability to recover costs and earn a return on investment; (b) changes to or the elimination of Idaho Power's regulatory cost recovery mechanisms; (c) the impact of regulatory decisions on credit ratings and investor perceptions and IDACORP’s and Idaho Power’s resulting ability to obtain debt and equity financing on reasonable terms or at all; (d) changes in tax laws or related regulations or interpretations of applicable laws by federal, state, or local taxing jurisdictions, and the availability of tax credits; and (e) the ability of IDACORP to pay dividends to shareholders based on actual cash collections through authorized customer rates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this report.

Exhibit Number	Description

99.1	IDACORP, Inc. press release, dated June 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  June 1, 2023
IDACORP, INC.
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer